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                                                                    EXHIBIT 11.2

                       LORAL CORPORATION AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (Unaudited)

                                                                           NINE MONTHS ENDED
                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1993        1992
                                                                         --------    ---------
Primary:
  Income before cumulative effect of changes in accounting.............. $144,013    $ 101,696
  Cumulative effect of changes in accounting............................              (233,377)
                                                                         --------    ---------
  Net income (loss) applicable to common shares......................... $144,013    $(131,681)
                                                                         --------    ---------
                                                                         --------    ---------
  Shares:
     Weighted average common shares outstanding.........................   82,475       73,918
     Common equivalent shares applicable to stock options...............    1,169        1,109
                                                                         --------    ---------
     Average number of shares outstanding and common equivalent
      shares............................................................   83,644       75,027
                                                                         --------    ---------
                                                                         --------    ---------
Primary earnings per common share and common equivalent share:
  Income before cumulative effect of changes in accounting.............. $   1.72    $    1.36
  Cumulative effect of changes in accounting............................                 (3.11)
                                                                         --------    ---------
                                                                         $   1.72    $   (1.75)
                                                                         --------    ---------
                                                                         --------    ---------
Fully Diluted:
  Income before cumulative effect of changes in accounting.............. $144,013    $ 101,696
  Adjustment to interest expense, net of the tax effect thereon
     attributable to convertible debt...................................                 3,331
                                                                         --------    ---------
  Adjusted income before cumulative effect of changes in accounting.....  144,013      105,027
  Cumulative effect of changes in accounting............................              (233,377)
                                                                         --------    ---------
  Adjusted net income (loss)............................................ $144,013    $(128,350)
                                                                         --------    ---------
                                                                         --------    ---------
  Shares:
     Average number of common shares as adjusted for primary
      computation.......................................................   83,644       75,027
     Incremental increase to shares under stock options where the quarter's ending market price is higher than the average market
      price during the quarter..........................................      125           74
     Shares issuable for convertible debt...............................                 4,500
                                                                         --------    ---------
     Average number of shares outstanding on a fully diluted basis......   83,769       79,601
                                                                         --------    ---------
                                                                         --------    ---------
Earnings per common share assuming full dilution:
  Income before cumulative effect of changes in accounting.............. $   1.72    $    1.32
  Cumulative effect of changes in accounting............................                 (3.07)
                                                                         --------    ---------
                                                                         $   1.72    $   (1.75)*
                                                                         --------    ---------
                                                                         --------    ---------
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* The impact of the cumulative effect of changes in accounting on the fully diluted calculation is antidilutive, resulting in the net fully diluted amount equalling the net primary amount.

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